Exhibit 10.50

                              REVOLVING CREDIT NOTE

$3,000,000.00                                                       May 31, 1996

           FOR VALUE RECEIVED, CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "BORROWER") hereby promises to pay to the order of NATIONSBANK OF TEXAS, N.A. (the "LENDER"), at its Principal Office at 700 Louisiana, Houston, Texas 77002, the principal sum of Three Million and No/100 Dollars ($3,000,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

           The date, amount, Type, interest rate, Interest Period and maturity of each Revolving Credit Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Revolving Credit Note, endorsed by the Lender on the scheduleS attached hereto or any continuation thereof.

           This Revolving Credit Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of May 31, 1996, between the Borrower and the Lender and evidences Revolving Credit Loans made by the Lender thereunder (such Amended and Restated Credit Agreement as the same may be amended or supplemented from time to time, the "CREDIT AGREEMENT"). Capitalized terms used in this Revolving Credit Note have the respective meanings assigned to them in the Credit Agreement.

           This Revolving Credit Note represents a renewal, extension, rearrangement and modification of the Prior Revolving Credit Note.

           This Revolving Credit Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Revolving Credit Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Revolving Credit Note.

           THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                                            CASTLE DENTAL CENTERS, INC.


                                            By:
                                            Name:  Jack H. Castle, Jr.
                                            Title:   President

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